SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            FIRST UNITED CORPORATION
                           FIRST UNITED CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

    Maryland                                                   52-1380770
    Delaware                                                   51-6513713
(State of Incorporation                          (I.R.S. Employer Identification
   or Organization)                                  No.


     19 South Second Street                                21550
       Oakland, Maryland                                 (Zip Code)
(Address of principal executive offices)

If this Form relates to the registra- If this Form relates to the registration tion of a class of securities pursuant of a class of securities pursuant to
to Section 12(b) of the Exchange Act   Section 12(g) of the Exchange Act and is
and is effective pursuant to General   effective pursuant to General Instruction
Instruction A(c), please check the     A(d), please check the following box. |x|
following box. |_|


Securities Act registration statement file number to which this form relates:
                                                              333-83921
                                                              333-83921-01

Securities to be registered pursuant to Section 12(g) of the Act:

             __% Preferred Securities of First United Capital Trust
         __% Junior Subordinated Debentures of First United Corporation
                Guarantee of First United Corporation of Certain
                   Obligations under the Preferred Securities
                                (Title of Class)



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Item 1.  Description of Registrants' Securities to be Registered

         The Registrants hereby incorporate by reference the description of the Securities registered hereby contained under the headings "DESCRIPTION OF PREFERRED SECURITIES," DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES," "DESCRIPTION OF GUARANTEE," and "RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES, AND THE GUARANTEE" in the Preliminary Prospectus included in its Registration Statement in Pre-Effective Amendment No. 1 to Form S-3, Registration No. 333-83921 and 333-83921-01, filed via EDGAR with the Commission on August 6, 1999. This Registration Statement on Form 8-A shall be deemed to incorporate by reference the description of the Securities contained in any prospectus subsequently filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933.


Item 2.  Exhibits

         1        Form of Junior Subordinated Indenture*
         2        Form of Amended and Restated Trust Agreement*
         3        Form of Guarantee Agreement*

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.1 (Junior Subordinated Indenture), 4.2 (Amended and Restated Trust Agreement), and 4.3 (Guarantee Agreement) to the registration statement of First United Corporation and First United Capital Trust under the Securities Act of 1933, Registration Nos. 333-83921 and 333-83921-01.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                FIRST UNITED CORPORATION


Date:  August 13, 1999          By: /s/ William B. Grant
                                   -------------------------------------------
                                     William B. Grant, Chairman of the Board
                                     and Chief Executive Officer


                                By: /s/ Robert W. Kurtz
                                   -------------------------------------------
                                     Robert W. Kurtz, President and
                                     Chief Financial Officer



                                FIRST UNITED CAPITAL TRUST


Date:  August 13, 1999          By: /s/ William B. Grant
                                   -------------------------------------------
                                      William B. Grant
                                      Administrator


                                By: /s/ Robert W. Kurtz
                                   -------------------------------------------
                                       Robert W. Kurtz
                                       Administrator



F7959.600


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